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                                                                    EXHIBIT 10.1
                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement"), dated as of June 30, 2005 by and between THOMAS E. DURKIN III (hereinafter, the "Advisor"), having an address at 1120 Bloomfield Avenue, West Caldwell, NJ 07006, and CD&L, INC., a Delaware corporation (the "Company"), having offices at 80 Wesley Street, South Hackensack, New Jersey 07606.

                  WHEREAS, the Company has benefited, and wishes to continue to benefit, from the Advisor's expertise, and the Advisor is willing to continue to provide the Company with his expertise;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Advisor hereby agree as follows:

                  1. RELATIONSHIP. The Advisor is hereby engaged by the Company as a consultant (a) to provide advice to the Company with respect to business or financial matters relating to the Company, particularly as it relates to merger and acquisition activity (companies with whom the company is considering a transaction being referred to herein as "Business Partners"); (b) to develop strategies for selecting potential Business Partners and structuring transactions with potential Business Partners; (c) to evaluate, structure and assist in negotiating any potential transaction with potential Business Partners; d) to assist the Company in future institutional investor relations, and (e) to assist the Chairman/Chief Executive Officer of the Company in his work for the Company. The Advisor shall not be, and shall not represent himself to anyone as, an employee of the Company or entitled to any employment rights or benefits from the Company. The Advisor agrees to use his best efforts to perform services hereunder and to advance the interests of the Company and will devote such time and effort as the Company's Chairman/Chief Executive Officer and the Advisor mutually agree.

                  2. COMPENSATION AND TAXES.

                  (a) On July 1, 2005, the Company shall pay the Advisor by cash, company check or wire transfer a lump sum payment of $75,000.

                  (b) During the term of this Agreement, the Company shall pay the Advisor for his services hereunder at the rate of $125.00 per hour for each full hour the Advisor provides the Company with services hereunder or a pro rata portion of said hourly rate if less than one hour. Such payments will be made by the Company within one week of receipt from the Advisor of documentation describing the hours worked by the Advisor pursuant to this Agreement. The Advisor will submit an invoice on or about the last day of each month during the term hereof.

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                  (c) If the Company announces or enters into an agreement with respect to a Transaction (defined below) during the term of this Agreement and such Transaction is thereafter consummated, then upon the closing of such Transaction, the Company shall pay the Advisor a fee equal to $300,000 plus such other amount, if any, as may be agreed upon by the Consultant and the Chief Executive Officer of the Company with the approval of the Board of Directors of the Company on the recommendation of any appropriate committee thereof. For the purposes of this Agreement, "Transaction" means any transaction or series of transactions, not in the ordinary course of business, as to which the Chief Executive Officer has requested the Consultant's assistance and thereafter whereby, directly or indirectly, any material businesses, capital stock, or other assets of the Company and a third party approved by the Board is combined with an unrelated third party, by way of purchase, sale, lease (with or without a purchase option) or other transfer, including by way of any exchange, merger or consolidation, tender offer, leveraged buy-out, restructuring, recapitalization, repurchase, extraordinary dividend or distribution (whether cash, property, securities, or a combination thereof), liquidation, joint venture or partnership, minority investment or any other similar transaction.

                  (d) The Company shall reimburse the Advisor for all reasonable travel and related expenses incurred by the Advisor in the performance of his services hereunder, if generally approved in advance and upon presentation to the Company of invoices and receipts.

                  (e) The Advisor shall be solely responsible for all reporting and paying of any and all national, federal, state and local taxes, and for any contributions and withholding and any other claim related to or arising out of any compensation paid by the Company to the Advisor hereunder.

                  3. TERM AND TERMINATION. The term of this Agreement shall commence as of the date hereof and shall continue for a term of one year unless terminated by either party upon thirty (30) days written notice to the other party (or terminated immediately by either party if for cause).

                  4. ADVISOR'S REPRESENTATIONS AND WARRANTIES. The Advisor represents and warrants to the Company that the Advisor is not under any legal obligation, including any obligation of confidentiality or non-competition, which prevents the Advisor from executing or fully performing this Agreement, or which would render such execution or performance a breach of contract with any third party, or which would give any third party any rights in any intellectual property which might be developed by the Advisor hereunder.

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                  5. NOTICES. All notices, requests, demands and other
communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail as follows:

                           (a) To the Company:

                               General Counsel
                               CD&L, Inc.
                               80 Wesley Street
                               South Hackensack, New Jersey  07606


                           (b) To the Advisor:

                               Thomas E. Durkin III
                               Durkin & Durkin
                               1120 Bloomfield Avenue
                               P.O. Box 1289
                               West Caldwell, NJ  07006

                  or to such other address as either party shall have previously specified in writing to the other.

                  6. SEVERABILITY. In the event any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the parties will negotiate in good faith to restore the unenforceable provision to an enforceable state and to provide reasonable additions or adjustments to the terms of the other provisions of this Agreement so as to render the whole Agreement valid and binding to the fullest extent possible, and in any event, this Agreement shall be interpreted to be valid and binding to the fullest extent possible.


                  7. BINDING AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the Advisor and the Company (and the Parent, to the extent set forth herein) and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Advisor and may not be assigned by him without the prior written consent of the Board, as evidenced by a resolution of the Board. Any attempted assignment in violation of this Section 7 shall be null and void.

                  8. GOVERNING LAW; CONSENT TO JURISDICTION. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New Jersey without giving effect to its choice of law provisions. All disputes arising under this Agreement which are not settled between the parties shall be submitted for resolution to any court of competent jurisdiction in Essex or Passaic County, State of New Jersey to the exclusion of any other court.

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                  9. ENTIRE AGREEMENT. This Agreement shall constitute the
entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters.

                  10. AMENDMENTS. This Agreement may only be amended or otherwise modified by a writing executed by all of the parties hereto.

                  11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  12. PREVAILING PARTY. In any litigation pursuant to this Consultant Agreement the prevailing party shall be entitled to an award of its reasonable Counsel Fees.

                  13. MEMBERSHIP ON BOARD OF DIRECTORS. The parties acknowledge that the Advisor currently serves as a director of the Company and that the Advisor's responsibilities hereunder do not prohibit or limit his ability to serve as a director of the Company, except that he may no longer be deemed an "independent director" as defined by the rules of the Securities and Exchange Commission and the American Stock Exchange.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   CD&L, INC.


                                   By:__________________________________



                                   _____________________________________
                                   Thomas E. Durkin III



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